U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                         -------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): July 24, 2002


                           CTI INDUSTRIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


Illinois                           0-23115                        36-2848943
(State or Other             (Commission File Number)            (IRS Employer
Jurisdiction                                                 Identification No.)
Incorporation)


22160 North Pepper Road, Barrington, Illinois                       60010
(Address of Principal Executive Offices)                          (Zip Code)

                                (847) - 382-1000
              (Registrant's Telephone Number, including Area Code)

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Item 4.  Changes in Registrant's Certifying Accountant.

      Effective July 24, 2002, CTI Industries Corporation (the "Registrant") engaged McGladrey & Pullen, LLP as the Registrant's principal accountants to audit the Registrant's financial statements for the year ending December 31, 2002. McGladrey & Pullen, LLP replaces Grant Thornton, LLP, which had previously been engaged for the same purpose, and whose dismissal was effective July 24, 2002. The decision to change the Registrant's principal accountants was approved by the Registrant's Board of Directors on July 24, 2002.

      The reports of Grant Thornton, LLP on the Registrant's financial statements for the past two fiscal years ended December 31, 2000, and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the Registrant's last two fiscal years ended December 31, 2000, and December 31, 2001, and in the subsequent interim periods through July 24, 2002, there were no disagreements with Grant Thornton, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

      Grant Thornton, LLP has not informed the Company of any reportable events during the Registrant's last two fiscal years ended December 31, 2000 and 2001 and in subsequent interim periods through July 24, 2002.

      The Registrant has provided Grant Thornton, LLP with a copy of the disclosures made herein and has requested Grant Thornton, LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter dated July 26, 2002 is filed as Exhibit 99.1 to this Form 8-K.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CTI Industries Corporation.
                                                ---------------------------
                                                         (Registrant)

Date: July 30, 2002                        By:  /s/ Howard W. Schwan
                                                ---------------------------
                                                Howard W. Schwan, President


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

                                  EXHIBIT INDEX


Sequential                 Exhibit
Page Number                Number       Document
-----------                ------       --------
5                          99.1         Letter From Grant Thornton, LLP


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